SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C. 20549



                              FORM 8-K
                           CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                            Date of Report
                            April 10, 2000

                        BELLSOUTH CORPORATION
          (Exact name of registrant as specified in its charter)


         Georgia                 1-8607            58-1533433
       (State or other          (Commission      (IRS Employer
       jurisdiction of           File Number)     Identification
       incorporation)                                 No.)


Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia    30309-3610
       (Address of principal executive offices)               (Zip Code)


         Registrant's telephone number, including area code
                            (404) 249-2000

Item 5.  Other Events



BellSouth Corporation, a Georgia corporation ("BellSouth"), and SBC Communications Inc., a Delaware corporation ("SBC") , entered into a Contribution and Formation Agreement, dated as of April 4, 2000 (the "Contribution Agreement"). Pursuant to the terms of the Contribution Agreement, each of BellSouth and SBC agreed to contribute to a limited liability company to be formed under the laws of Delaware (the "LLC") substantially all of their respective United States wireless voice and wireless data businesses (as more fully described in the Contribution Agreement). Pursuant to the terms of the Contribution Agreement, at the Closing (as defined in the Contribution Agreement), BellSouth will own approximately 40% of the outstanding interests in the LLC and SBC will own approximately 60% of the outstanding interests in the LLC , with the remainder of the interests to be held by a corporation to be formed under the laws of Delaware ("Manager") and owned equally by BellSouth and SBC. The Closing is conditioned upon the satisfaction or due waiver of various conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of approvals from the Federal Communications Commission. The foregoing description is qualified in its entirety by reference to the Contribution Agreement.

In connection with the execution of the Combination Agreement, BellSouth and SBC agreed to the forms of various agreements to be entered into either at or prior to the Closing, including the terms of the Limited Liability Company Agreement of the LLC (the "LLC Agreement"), the certificate of incorporation of Manager and agreements for the provision of services between the LLC and each of BellSouth and SBC, although these forms may be modified by the agreement of BellSouth and SBC prior to Closing. The LLC Agreement is expected to govern the LLC, but also sets forth certain relationships between and among BellSouth, SBC and the LLC. The LLC Agreement provides that each of BellSouth and SBC will, for as long as it holds at least 10% of the total equity securities of the LLC and holds shares of the Class B Common Stock of Manager, only engage in the Wireless Business (as defined in the Contribution Agreement) through the LLC, with limited deminimis exceptions, including an ability to act as an agent or reseller of other Wireless Businesses after the third anniversary of the Closing. In addition, the LLC would agree that with respect to certain telecommunications services, including local exchange calling, it would only utilize and sell the services of BellSouth or SBC or their applicable controlled subsidiaries when acting in the markets in which BellSouth or SBC, as the case may be, is the incumbent local exchange carrier except in circumstances when the LLC would be materially disadvantaged.

The LLC would be managed by Manager. Many of the important business decisions of the LLC are to be made by the Strategic Review Committee of the Board of Directors of Manager (the "Strategic Review Committee"). The Strategic Review Committee would be composed of four members, with two being appointed by each of BellSouth and SBC. Half of the members of the Board of Directors of Manager are to be nominated by BellSouth and the other half are to be nominated by SBC. The LLC Agreement would also provide that neither BellSouth nor SBC would be permitted to directly or indirectly transfer their interests in the LLC, subject to certain exceptions, prior to an initial public offering of securities of Manager.

The Contribution Agreement (Exhibit 10(a) to this report) is incorporated herein by reference.


------------------------------------------------------------------------------
Cautionary Language Concerning Forward-Looking Statements
------------------------------------------------------------------------------

In addition to historical information, this document contains forward-looking statements regarding events and financial trends that may affect our future operating results, financial position and cash flows. These statements are based on our assumptions and estimates and are subject to risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Factors that could affect future operating results, financial position and cash flows and could cause actual results to differ materially from those expressed in the forward-looking statements are:

o a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services;

o the intensity of competitive activity and its resulting impact on pricing strategies and product offerings;

o    protracted delay in our entry into the interLATA long distance market;

o higher than anticipated start-up costs or significant up-front investments associated with new business initiatives;

o unanticipated higher capital spending from, or delays in, the deployment of new technologies; and

o unsatisfactory results in regulatory actions including access reform, universal service, terms of interconnection, unbundled network elements and resale rates.

This list of cautionary statements is not exhaustive. These and other developments could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We have no obligation, and we do not intend, to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.




Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

  10a Contribution and Formation Agreement, dated as of April 4, 2000, between BellSouth Corporation and SBC Communications Inc. (incorporated by reference from Report on Form 8-K dated April 7, 2000 as filed by SBC Communications, Inc., SEC File No. 1-8610).

  99          Press Release - New Wireless Company

                              SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION


By:  /s/ W. Patrick Shannon
      W. Patrick Shannon
      Vice President and Controller
      April 10, 2000